EXHIBIT 99.1

NMI Holdings, Inc. Reports Third Quarter 2014 Financial Results

EMERYVILLE, CA - November 6, 2014 - NMI Holdings, Inc., (NASDAQ: NMIH) (the “Company”), the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company, today reported its results for the three and nine months ended September 30, 2014. The Company reported a net loss for the three months ended September 30, 2014 of $11.0 million or $0.19 per share. The Company reported a net loss for the nine months ended September 30, 2014 of $38.9 million, or $0.67 per share.
For the three months ended September 30, 2014, the Company had primary new insurance written of $974.9 million compared to $429.9 million of primary new insurance written for the three months ended June 30, 2014. The Company did not write any new pool insurance in the first nine months of 2014.
"National MI saw tremendous growth in our new insurance written and risk-in-force during the third quarter," said Bradley Shuster, president and CEO of NMI Holdings, Inc. "National MI continues to increase our footprint in the market place and continues to acquire new customers while strengthening existing customer relationships."
As of September 30, 2014, the Company had primary risk-in-force of $435.7 million compared to primary risk-in-force of $220.9 million as of June 30, 2014. Pool risk-in-force was unchanged as of September 30, 2014 remaining at $93.1 million.
Total revenues for the third quarter were $6.6 million, comprised of $3.9 million in premiums earned, $1.3 million of investment income, $0.1 million of net realized gains and $1.2 million of gain from change in the fair value of the warrant liability. Total expenses for the quarter were $17.9 million.
Total revenues for the first nine months of 2014 were $15.4 million, comprised of $7.9 million in premiums earned, $4.3 million of investment income, $0.1 million of net realized gains and $3.0 million of gain from the change in the fair value of the warrant liability. Total expenses for the nine months ended September 30, 2014 were $55.8 million compared to $45.5 million for the nine months ended September 30, 2013, driven primarily by expanding operations and the hiring of personnel.
At September 30, 2014, the Company had approximately $446.0 million of cash and investments and book equity of $434.4 million or $7.44 in book value per share, based on shares outstanding of 58,363,334. This book value excludes any benefit attributable to the Company’s net deferred tax asset.
Cash and investments at the holding company stood at $172.9 million at September 30, 2014, excluding investments in the Company's insurance subsidiaries. Cash and investments at the Company's insurance subsidiaries at September 30, 2014 was $273.2 million.
"I am pleased with the solid growth we have seen in the third quarter. We believe there is tremendous opportunity ahead for National MI and I am confident that we have positioned ourselves very well to realize our potential," Shuster added. "I, my executive management team and every employee at National MI are looking forward to closing out 2014, our first full year of writing business, on a very strong note," Shuster said.

Conference Call and Webcast Details
NMI Holdings, Inc. will hold a conference call today, November 6, 2014 at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to allow analysts and stockholders the opportunity to hear management discuss the Company's quarterly results. The conference call will be broadcast live on the Company’s website, on the "Events and Presentations" page of the "Investors" section at http://ir.nationalmi.com. The call may also be accessed by dialing (888) 734-0328 inside the U.S., or (678) 894-3054 for international callers, using conference ID: 15462916 or by referencing NMI Holdings, Inc. Investors and analysts are asked to dial-in ten minutes before the conference call begins.

About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

EXHIBIT 99.1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: our ability to implement our business strategy, including the development and maintenance of our customer base and implementing continued enhancements to our infrastructure and systems; changes in the business practices of the GSEs, including the timing of and final requirements in their proposed new mortgage insurer eligibility requirements or any of their decisions that may impact the use of private mortgage insurance; actions of existing competitors; changes to laws and regulations that impact the role of the GSEs in the secondary market or the use of private mortgage insurance and general economic downturns and volatility. These risks and uncertainties also include, but are not limited to, those set forth under the heading “Risk Factors” in our most recent Registration Statement on Form S-1, and described from time to time in subsequent reports filed with the U.S. Securities and Exchange Commission, including our Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2013, as updated from time to time in subsequent reports filed with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Media Contact:
Mary McGarity
Strategic Vantage Marketing & Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	(In Thousands, except for share data)
Premiums written
Direct	$9,661	$482	$19,890	$483
Net premiums written	9,661	482	19,890	483
Increase in unearned premiums	(5,761)	—	(11,993)	—
Net premiums earned	3,900	482	7,897	483
Net investment income	1,342	1,519	4,299	3,336
Net realized investment gains (losses)	134	(308)	134	172
Gain (loss) from change in fair value of warrant liability	1,240	468	3,009	(610)
Gain from settlement of warrants	—	—	37	—
Total Revenues	6,616	2,161	15,376	3,381
Expenses
Insurance claims and claims expenses	(26)	—	2	—
Amortization of deferred policy acquisition costs	47	—	108	—
Other underwriting and operating expenses	17,848	16,034	55,725	45,480
Total Expenses	17,869	16,034	55,835	45,480
Loss before income taxes	(11,253)	(13,873)	(40,459)	(42,099)
Income tax benefit	(277)	—	(1,574)	—
Net Loss	$(10,976)	$(13,873)	$(38,885)	$(42,099)

Loss per share
Basic and diluted loss per share	$(0.19)	$(0.25)	$(0.67)	$(0.76)
Weighted average common shares outstanding	58,363,334	55,637,480	58,239,251	55,589,674

EXHIBIT 99.1

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	September 30, 2014	December 31, 2013
	(In Thousands)
Total investment portfolio	$308,564	$409,088
Cash and cash equivalents	137,485	55,929
Deferred policy acquisition costs, net	1,651	90
Software and equipment, net	10,777	8,876
Other assets	7,101	7,236
Total Assets	$465,578	$481,219
Reserve for insurance claims and claims expenses	$2	$—
Accounts payable and accrued expenses	13,691	10,052
Unearned premiums	13,440	1,446
Warrant liability	3,312	6,371
Current tax payable	602	—
Deferred tax liability	133	133
Total Liabilities	31,180	18,002
Total Shareholders' Equity	434,398	463,217
Total Liabilities and Shareholders' Equity	$465,578	$481,219

EXHIBIT 99.1

New Insurance Written ("NIW"), Insurance in Force ("IIF") and Risk in Force ("RIF")

A significant portion of our NIW in the first nine months of 2014 was comprised of single premium policies. Our single premium polices are currently written in two ways: single premium policies written on a loan by loan basis (“Single”) and single premium policies written on individual loans that are aggregated and delivered by the lender in a single transaction (“Aggregated Single”). Prior to writing Aggregated Single policies, the lender solicits single premium bids from us and other private MI companies. Because of the lower acquisition cost, the competitive bidding process and traditionally higher FICO scores associated with these policies, Aggregated Single policies have lower premiums than our Single premium policies.
While our single premium policies (including Single and Aggregated Single) currently represent the majority of our NIW and IIF, we expect the mix of our policy types to change meaningfully in future quarters with an increasing percentage of monthly premium policies. Our current long term expectation is for our total single premium polices (including Single and Aggregated Single) to collectively represent ten to twenty percent of our NIW and IIF as we expand our customer base and our business develops.
The tables on the following pages provide information on our IIF by different metrics for the periods presented, including weighted average premiums (in basis points), FICO distributions, LTVs, premiums written and earned, average loan sizes and geographic distribution.
The table below shows NIW, IIF, RIF, policies in force, the weighted-average coverage and loans in default, by quarter, for the last five quarters, for our primary book.

Primary	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Dollars in Thousands)
New insurance written	$974,910	$429,944	$354,313	$157,568	$3,560
Insurance in force (1)	$1,812,956	$939,753	$514,796	$161,731	$4,604
Risk in force (1)	$435,722	$220,949	$115,467	$36,516	$1,196
Policies in force (1)	7,628	3,865	2,072	653	22
Weighted-average coverage (2)	24.0%	23.5%	22.4%	22.6%	26.0%
Loans in default (count)	—	1	—	—	—
Risk in force on defaulted loans	$—	$100	$—	$—	$—

(1)	Reported as of the end of the period.

(2)	End of period RIF divided by IIF.

EXHIBIT 99.1

The table below shows primary and pool IIF, NIW and premiums written and earned by policy type.

Primary and Pool
	As of and for the Three Months Ended September 30, 2014				As of and for the Three Months Ended June 30, 2014
	IIF	NIW	Premiums Written	Premiums Earned	IIF	NIW	Premiums Written	Premiums Earned
	(In Thousands)
Monthly	$690,081	$423,625	$883	$883	$277,490	$206,767	$301	$301
Single	257,557	132,973	2,771	353	125,056	97,037	2,086	224
Aggregated Single	865,318	418,312	4,666	1,323	537,207	126,140	1,292	196
Total Primary	1,812,956	974,910	8,320	2,559	939,753	429,944	3,679	721

Pool	4,822,061	—	1,341	1,341	4,936,751	—	1,372	1,372
Total	$6,635,017	$974,910	$9,661	$3,900	$5,876,504	$429,944	$5,051	$2,093

	As of and for the Three Months Ended March 31, 2014				As of and for the Three Months Ended December 31, 2013
	IIF	NIW	Premiums Written	Premiums Earned	IIF	NIW	Premiums Written	Premiums Earned
	(In Thousands)
Monthly	$73,734	$50,136	$99	$99	$24,558	$20,395	$25	$25
Single	28,020	26,518	535	56	1,790	1,790	47	7
Aggregated Single	413,042	277,659	3,150	355	135,383	135,383	1,572	166
Total Primary	514,796	354,313	3,784	510	161,731	157,568	1,644	198

Pool	5,028,677	—	1,394	1,394	5,089,517	—	1,414	1,414
Total	$5,543,473	$354,313	$5,178	$1,904	$5,251,248	$157,568	$3,058	$1,612

	As of and for the Three Months ended September 30, 2013
	IIF	NIW	Premiums Written	Premiums Earned
	(In Thousands)
Monthly	$4,604	$3,560	$6	$6
Single	—	—	—	—
Aggregated Single	—	—	—	—
Total Primary	4,604	3,560	6	6

Pool	5,171,664	5,171,664	476	476
Total	$5,176,268	$5,175,224	$482	$482
The tables below show the initial weighted average premium, in basis points, the weighted average FICO and the weighted average LTV, by policy type, for the quarter in which the policy was originated.

Weighted Average Premium
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Shown in Basis Points)
Monthly	59	58	56	64	66
Single	208	215	205	251	—
Aggregated Single	112	102	113	116	—

EXHIBIT 99.1

Weighted Average FICO
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Monthly	746	747	749	747	762
Single	747	746	752	735	—
Aggregated Single	760	758	759	759	—

Weighted Average LTV
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Monthly	92%	93%	92%	93%	92%
Single	92	93	92	92	—
Aggregated Single	89	90	90	90	—
The table below reflects our total NIW, IIF and RIF by FICO as of September 30, 2014.

Total Portfolio	NIW		IIF		RIF
	(Dollars in Thousands)
	As of September 30, 2014
>= 740	$5,460,869	77.0%	$5,104,453	76.9%	$357,517	67.6%
680 - 739	1,431,757	20.2	1,344,541	20.3	156,291	29.6
620 - 679	200,377	2.8	186,023	2.8	15,004	2.8
<= 619	—	—	—	—	—	—
Total	$7,093,003	100.0%	$6,635,017	100.0%	$528,812	100.0%
The table below reflects our primary NIW, IIF and RIF by FICO for the 2014 and 2013 books as of September 30, 2014.

Primary - 2014 Book	NIW		IIF		RIF
	(Dollars in Thousands)
	As of September 30, 2014
>= 740	$1,160,118	65.9%	$1,106,148	65.6%	$262,386	64.6%
680 - 739	551,900	31.4	532,697	31.6	131,980	32.5
620 - 679	47,149	2.7	46,439	2.8	12,022	2.9
<= 619	—	—	—	—	—	—
Total	$1,759,167	100.0%	$1,685,284	100.0%	$406,388	100.0%

EXHIBIT 99.1

Primary - 2013 Book	NIW *		IIF		RIF
	(Dollars in Thousands)
	As of September 30, 2014
>= 740	$113,907	70.2%	$87,918	68.9%	$19,829	67.6%
680 - 739	47,102	29.0	38,751	30.4	9,232	31.5
620 - 679	1,163	0.8	1,003	0.7	273	0.9
<= 619	—	—	—	—	—	—
Total	$162,172	100.0%	$127,672	100.0%	$29,334	100.0%
The table below reflects our pool NIW, IIF and RIF by FICO for the 2013 book as of September 30, 2014.

Pool - 2013 Book	NIW *		IIF		RIF
	(Dollars in Thousands)
	As of September 30, 2014
>= 740	$4,186,844	81.0%	$3,910,387	81.1%	$75,302	80.9%
680 - 739	832,755	16.1	773,093	16.0	15,079	16.2
620 - 679	152,065	2.9	138,581	2.9	2,709	2.9
<= 619	—	—	—	—	—	—
Total	$5,171,664	100.0%	$4,822,061	100.0%	$93,090	100.0%

*	Represents total NIW for the year ended December 31, 2013.

The tables below reflect our average primary loan size by FICO and the percentage of our RIF by loan type.

	September 30, 2014	December 31, 2013
Average Primary Loan Size by FICO	(In Thousands)
>= 740	$241	$253
680 - 739	233	237
620 - 679	216	194
<= 619	—	—

Percentage of RIF by Loan Type	Primary	Pool
As of September 30, 2014
Fixed	94.2%	100.0%
Adjustable rate mortgages:
Less than five years	0.1	—
Five years and longer	5.7	—
Total	100.0%	100.0%

EXHIBIT 99.1

The following chart reflects our RIF by LTV ratio. We calculate the LTV ratio of a loan as a percentage of the original loan amount to the original value of the property securing the loan. In general, the lower the LTV ratio the lower the likelihood of a default, and for loans that default, a lower LTV ratio generally results in a lower severity for any claim, as the borrower has a higher amount of equity in the property.

Total RIF by LTV	Primary			Pool
	RIF	% of Total LTV	Policy Count	RIF	% of Total LTV	Policy Count
As of September 30, 2014	(Dollars in Thousands)
95.01% and above	$2,236	0.5%	39	$—	—%	—
90.01% to 95.00%	234,174	53.7	3,583	—	—	—
85.01% to 90.00%	164,794	37.8	2,735	—	—	—
80.01% to 85.00%	34,518	8.0	1,271	—	—	—
80.00% and below	—	—	—	93,090	100.0	20,890
Total RIF	$435,722	100.0%	7,628	$93,090	100.0%	20,890
The following charts show the distribution by state of our IIF and RIF for primary and pool insurance. The distribution of risk across the states as of September 30, 2014 is not necessarily representative of the geographic distribution we expect in the future.

Top 10 Primary IIF and RIF by State		IIF	RIF
As of September 30, 2014
1.	California	18.5%	18.2%
2.	Texas	6.1	6.3
3.	Florida	4.4	4.4
4.	Michigan	4.0	4.3
5.	Virginia	4.0	4.0
6.	Pennsylvania	4.0	3.8
7.	North Carolina	3.7	3.8
8.	Ohio	3.5	3.6
9.	Arizona	3.3	3.4
10.	Georgia	3.3	3.4
	Total	54.8%	55.2%

Top 10 Pool IIF and RIF by State		IIF	RIF
As of September 30, 2014
1.	California	28.6%	28.0%
2.	Texas	5.4	5.5
3.	Colorado	3.9	3.9
4.	Washington	3.9	3.8
5.	Massachusetts	3.7	3.6
6.	Virginia	3.7	3.7
7.	Illinois	3.6	3.7
8.	New York	2.9	2.9
9.	Florida	2.7	2.8
10.	New Jersey	2.7	2.7
	Total	61.1%	60.6%